PRESS ANNOUNCEMENT
DATE:    JULY 23, 2003

CONTACT:   C. KEITH SWANEY
           (440) 248-7171

          PVF CAPITAL CORP. ANNOUNCES STOCK DIVIDEND AND ANNUAL MEETING


Chairman John R. Male announced that the Board of Directors of PVF Capital Corp. declared a dividend of 10% of the common shares of PVF Capital Corp. on June 24, 2003. This share dividend will be issued on the 29th day of August, 2003, to the holders of shares of record at the close of business on August 15, 2003.

The 2003 Annual Meeting of Stockholders will be held on October 20, 2003 at 10:00 a.m. at PVF Capital Corp.'s Corporate Center, 30000 Aurora Road, Solon, Ohio.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward- looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward looking statements, and the making of such statements should not be regarded as a representation by the Company or any person that results expressed therein will be achieved.


PVF Capital Corp.'s, common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.